EXECUTION VERSION

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This **SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE** (hereinafter the "Settlement Agreement" or the "Agreement"), is entered into as of the 25th day of November, 2019 (hereinafter the "Effective Date"), between and among Auctus Fund, LLC (hereinafter "Auctus" or the "Fund"), a Delaware limited liability company, on the one hand, and 2050 Motors, Inc. (hereinafter "ETFM" or the "Company"), a California corporation (each, a "Party," and collectively hereinafter the "Parties"), on the other hand.

WHEREFORE, on or about January 6, 2017, the Company executed, *inter alia*, a certain Securities Purchase Agreement (hereinafter the "Purchase Agreement" or the "SPA") and a certain Convertible Promissory Note (hereinafter the "Note" and, with the SPA and other documents, collectively hereinafter the "Transaction Documents"), thereby entering into a contract with the Fund for its investment in ETFM;

WHEREFORE, the Fund has alleged that the Company failed and refused to allow it to convert all or portions of the debt, as represented by the Note, into shares of common stock of ETFM, causing various Events of Default by the Company under the Purchase Agreement and the Note;

WHEREFORE, on or about October 21, 2019, the Fund filed an action in the United States District Court for the District of Massachusetts, styled as *Auctus Fund, LLC v. 2050 Motors, Inc.*, Dkt. No. 1:19-CV-12168-RGS (D. Mass.) (Stearns, J.) (hereinafter the "Litigation"), alleged, *inter alia*, breaches of the Purchase Agreement and the Note;

WHEREFORE, the Fund and the Company have determined it to be in their mutual interests to amicably resolve outstanding business matters, including any and all potential disputes, claims, and all matters which have been or could have been alleged by Auctus or, which have been or could have been alleged by the Company;

NOW THEREFORE, as of the Effective Date of this Agreement and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

SETTLEMENT TERMS / CONSIDERATION

1.1 Settlement Purpose. The Parties further agree and acknowledge that the execution of this Settlement Agreement does not constitute an admission by any of the Parties of any liability of any kind or of any wrongdoing by any entity or individual, and the Parties each specifically deny any and all liability or wrongdoing. The Parties agree and acknowledge that they understand that this Agreement is entered into solely for the purpose of avoiding the possible future expenses, burdens or distractions of a continuing dispute or litigation.

1.2 Consideration. a) In consideration for the release, covenants, terms and conditions of this Settlement Agreement, the receipt and sufficiency of which is hereby acknowledged, the Parties agree and acknowledge that a total of Sixty Thousand – Five Hundred – Twenty – Two and 32/100 ($60,522.32) Dollars (U.S.) in principal and interest, remains outstanding under the Note (hereinafter the "Minimum Settlement Value" or the "Settlement Value") as of the Effective Date, pursuant to the terms of the Note.

b) In consideration for the release, covenants, terms and conditions of this Settlement Agreement, and as consideration of the Minimum Settlement Value, the receipt and sufficiency of which is hereby acknowledged, the Company agrees to transfer and deliver to the Fund, not less than One Billion – Five Hundred Million (1,500,000,000) shares of publicly tradeable common stock (hereinafter the "Common Stock") of the Company, as follows:

i) Publicly Tradeable Shares of ETFM Common Stock (the "Settlement Shares" or the "Shares") to be converted, transferred and delivered to Auctus:

1) On or before December 5, 2019 – 300,000,000 Settlement Shares; plus
2) On or before January 6, 2020 – 300,000,000 Settlement Shares; plus
3) On or before February 5, 2020 – 300,000,000 Settlement Shares; plus
4) On or before March 5, 2020 – 300,000,000 Settlement Shares; plus
5) On or before April 6, 2020 – 300,000,000 Settlement Shares.

c) In consideration for the release, covenants, terms and conditions of this Settlement Agreement, the receipt and sufficiency of which is hereby acknowledged, The Company agrees to irrevocably authorize and reserve a sufficient amount of Settlement Shares of the Company's common stock pursuant to the reserve requirements of the Note (with an initial amount of at least One Billion – Five Hundred Million (1,500,000,000) Shares of the publicly tradeable ETFM Common Stock for delivery and issuance to the Fund. Such irrevocable authorization and reservation by the Company shall occur by no more than one (1) business day before the initial conversion and delivery of Settlement Shares pursuant to Section 1.2(b)(i)(1) above (hereinafter the "Closing Date").

d) The Fund's resale of the Company's common stock received pursuant to this Agreement shall be subject to the following leak-out provisions:

i) Except as otherwise expressly provided herein, and provided that the Company has not breached any of the provisions of the Settlement Agreement, for a period commencing on the Closing Date and for a period of sixty (60) days thereafter (hereinafter the "Leak-Out Period"), Fund may publicly sell daily the **greater of**: a) twenty (20.00%) percent of the average daily trading volume over the prior thirty (30) day trading period **and** at fifty (50%) percent of the lowest two (2) trades of the prior twenty (20) trading days, **or** b) Ten Thousand and 00/100 ($10,000.00) Dollars (U.S.) in net daily transaction value (net of fees, brokerage fees, transfer agent fees, and such similar fees in the ordinary course of business), in settlement of delivered Shares of the Defendant's publicly traded common stock) in settlement of such delivered and issued Shares.

ii) All Shares subject to this Agreement will be subject to irrevocable instructions delivered to the Transfer Agent, as defined in the Settlement Agreement, concurrently herewith in form and substance satisfactory to the Fund to ensure prompt compliance with the terms of this Agreement, including providing for releases of the Shares or removal of legends as set forth in such instructions. Such instructions will include a direction requiring the transfer agent to deliver to each party to this Agreement upon request a report setting forth the shareholdings of each party hereto and any transfers of such shares that may have occurred.

iii) The Parties agree that the allocation of principal to interest for the conversions delivered by Auctus pursuant to this Settlement Agreement shall be on the ratio of Seventy – Five (75%) percent of principal, to Twenty-Five (25%) percent of interest.

1.3 Company Obligations / Transfer Agent. a) On or before the Effective Date, the Company shall file and deliver such documents, instruments and/or otherwise to increase the amount of authorized shares of the Company's Common Stock with the State of California, and take such other steps, as necessary and appropriate, in order to establish a sufficient amount of shares and to guarantee full availability of the full amount of the Settlement Shares to the Fund.

b) The Company agrees and acknowledge that the ability of the Fund to accept delivery of Settlement Shares in satisfaction of the Settlement Agreement, and sell such Shares in a timely manner is a material obligation of this Agreement and agrees to irrevocably authorize and instruct the Company's Transfer Agent and such officers, directors and perform its obligations hereunder, at times relevant hereto, on behalf of and without further action by the Fund.

c) The Company agrees to cause its Board of Directors to execute and deliver to its transfer agent, Signature Stock Transfer, Inc., and/or any successor(s) (hereinafter the "Transfer Agent" or "TA"), such necessary and appropriate letter(s) of instruction (hereinafter the "Letter of Instruction"), in the form as attached hereto as **Exhibit A**, or as similar form as may be required by the TA, authorizing and instructing the Transfer Agent to issue and deliver such Settlement Shares of the Company's Common Stock as contemplated herein and issuance in the name(s) of the Fund or its designated nominee(s) as registered holder, for the benefit of Auctus, of the Shares as set forth herein.

1.4 Execution / Closing. The execution and closing of the transactions contemplated by this Agreement shall occur shall be 5:00 p.m. Eastern Standard Time, on November 25, 2019, or such other mutually agreed time as may be agreed to by the Parties (hereinafter the "Closing").

1.5 Conditions to Closing. The obligation of the Fund to accept the delivery of the Settlement Shares in consideration and as identified in Paragraph 1.2(b) above, is contingent upon: a) execution of this Settlement Agreement and the leak-out terms by the Company, and the Letter of Instruction, by the Company and the Transfer Agent, as set forth herein; b) the Company's and the Transfer Agent's delivery of, and the Fund's receipt of, a fully executed Letter of Instruction, authorizing the delivery and the issuance of, in whole or in part, the Settlement Shares of the Company's Common Stock; c) the Company's and Transfer Agent's immediate delivery of the Settlement Shares to the Fund, pursuant to Notices of at times and in amounts as set forth in this

Agreement; and d) certain representations and warranties of the Company, including, among other things, that no material adverse change in the business of the Company and that no Event of Default shall exist.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company's Representations and Warranties

The Company hereby represents and warrants to the Fund as follows:

3.1 Incorporation. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power to own and operate its business. The Company is duly qualified to transact business in each jurisdiction where its conduct of business or ownership of property requires such qualification.

3.2 Corporate Power. The Company has full corporate power and authority to execute, deliver and carry out the terms of this Agreement and to conduct its business.

3.3 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the approval by the directors and stockholders of the Company. This Agreement constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms.

3.4 Litigation. Other than the Litigation, there are additional suits or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting the Company before a court or arbitrator or a governmental body, agency or official which could either individually or collectively materially adversely affect the business, the financial condition or operations of the Company or to the best of the Company's knowledge, information and belief, there is no basis for any such action, suit or proceeding.

3.5 No Conflicting Agreements. There is no provision in the Articles of Organization or Bylaws of the Company and no provision of any existing mortgage, indenture, contract, or agreement binding the Company or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.

3.6 Financial Information. There has been no material adverse change in the business, property, or financial condition of the Company during the relevant time period preceding the date of this Agreement. During such time period, the Company has not accrued any material liabilities or obligations (whether accrued, absolute, contingent, or otherwise) of a nature customarily reflected in financial statements and there are no material undisclosed liabilities or obligations of the Company.

3.7 Business Operations. The Company has not, during the relevant time period preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious

name, nor acquired all or substantially all of the assets, capital stock or operating units of any person or entity, nor had a business location as any address other than the address set forth herein.

3.8 Compliance With Instruments. The Company is not in violation of any material term of the Company's Articles of Organization or Bylaws. The Company is not in material violation of any of the terms or in default under any of their contracts, obligations, agreements, plans, arrangements, rights and commitments or of any other mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which they are subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

3.9 Officers and Directors. The names of the officers and directors of the Company are set forth in Schedule 3.9, attached hereto. Schedule 3.9 also set forth all indebtedness, if any, of the officers and directors to the Company. Except as set forth on Schedule 3.9, none of the officers or directors, or their respective close relatives, or significant employees, or consultants of the Company owns, directly or indirectly, individually or collectively, any interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

3.10 Title and Encumbrances. The Company has good and marketable title to and a valid indefeasible ownership interest in all of its properties and assets, free and clear of all liens, claims, encumbrances, restrictions, conditions or exceptions.

3.11 Capitalization. As of the Closing Date, the authorized capital stock of the Company is to be increased, or filed to be increased with the Secretary of State of California no later than November 30, 2019, to Ten Billion (10,000,000,000) Shares of voting Common Stock, no par value per Share. As of the Closing Date, the Company shall have issued and outstanding 1,803,560,305 shares of Common Stock (representing 100% of all voting securities). Except as set forth on Schedule 3.11, attached hereto, there are no authorized or outstanding subscriptions, warrants, options, rights (including conversion or preemptive rights), or other agreements or instruments, orally or in writing, for the purchase or acquisition of any of the Company's capital stock, or pursuant to which any person or entity has or may have the right to acquire any class of capital stock or other security of the Company.

3.12 Compliance with the Law. The Company has not knowingly engaged in any activity nor omitted to take any action as a result of which it is in, has been in, or has received any notice of, violation of any applicable statute, rule or regulation of any central or local governmental authority, or any ordinance, order, writ, injunction or decree, or any other requirement of any governmental body, agency, authority or court (hereinafter referred to as the "Law") relating to the Company, its business, or its assets, which action or omission could have a material adverse effect on its assets, business, or the transaction contemplated in this Agreement. To the best of the Company's knowledge, the business is presently conducted, and as of the Closing Date, will be conducted, in compliance with all applicable laws.

3.13 Tax Returns And Payments. The Company expects to file all tax returns and reports as required by law. These returns and reports, when filed, will be true and correct in all

material respects. To its knowledge and excerpt as set forth in Schedule 3.13, the Company has paid all taxes and other assessments as having been due and owing.

3.14 **Periodic Filings and Reports.** The Company has filed all periodic filings and reports as required by the Commission, by law and as due to date. These periodic filings and reports are true and correct in all material respects. To its knowledge, the Company has paid all fees and other assessments as having been due and owing.

3.15 **Changes.** During the relevant time period preceding this Agreement, there have not been:

a) any material adverse changes in the assets, liabilities, financial condition or operating results of the Company, except such changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

c) any waiver by the Company of a valuable right or of a material debt owed to it;

d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

f) any change in any compensation arrangement or agreement with any officer or director, or any change exceeding ten (10%) percent of the base salary of any other employee;

g) to the best of Company's knowledge, any change in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, which would prevent, limit, impede, or render materially more costly the operation of Company's business;

h) any declaration or payment of any dividends or any distribution upon the Shares or any capital stock of Company;

i) any material indebtedness incurred for money borrowed or any other liabilities incurred, except for such payables incurred in the ordinary course of business;

j) any loans or advances to any person, other than ordinary advances for travel expenses or other reimbursable employee expenses in accordance with the current policy of Company; or

k) to the best of the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted, and as it is proposed to be conducted).

3.16 Brokers. The Company has not made any commitment or otherwise incurred an obligation to pay any commission to any broker or finder in connection with the transaction provided for in this Agreement.

3.17 Disclosure. No representation or warranty contained in this Agreement or any statement or information contained in any schedule, exhibit, certificate, written statement, document or instrument, or any other information attached to, delivered or required to be delivered pursuant to this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or necessary in order to full and fairly provide the information required to be provided in any such document. There is no fact known to the Company that materially adversely affects the business of the Company which has not been disclosed to the Investor in this Agreement or the schedules, exhibits or other documents delivered pursuant to this Agreement. Copies of all documents referred to in this Agreement which have been or are to be delivered to the Investor are true, correct and complete and include all amendments, supplements or modifications and/or waivers thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FUND

Fund's Representations and Warranties

The Fund hereby represents and warrants to Company as follows:

4.1 Authorization. This Agreement constitutes the valid and binding obligation of the Fund and is enforceable against the Fund in accordance with its terms.

4.2 Brokers. The Fund has not made any commitment or otherwise incurred an obligation to pay any commission to any broker or finder in connection with the transaction provided for in this Agreement.

4.3 Accredited Investor. The Fund is an "Accredited Investor", as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

4.4 Investment. The Fund is acquiring the Shares, as provided by this Agreement, for its own account, investments purposes only, without a view to or for resale in connection with, any distribution of such securities.

4.5 **Sophistication.** By reason of the Fund's knowledge and experience in financial and business matters generally, and in investments of this type in particular, the Fund is capable of evaluating the merits and risks of any investment in the Shares, as contemplated under this Agreement.

4.6 **Sale.** The Fund shall sell the Shares, as acquired pursuant to this Agreement, only in the public market and according to the leak-out provision set forth in Section 1.2(c) above.

ARTICLE V

CONDITIONS TO CLOSING

5.1 **Fund's Conditions to Closing.** The Company shall use its best efforts to ensure that all conditions to the Closing set forth in this Agreement are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to such documents to so execute and deliver each document. The obligation of the Fund to acquire the Settlement Shares hereunder at the Closing shall not be subject to any condition, except as set forth herein, at the Closing.

5.2 **Exhibits.** The Company shall have executed and delivered all of the Exhibits hereto, and the Company and the Transfer Agent shall have executed and delivered the Letter of Instruction.

5.3 **Officer's Certificate.** The Company shall deliver a certificate executed by an officer of the Company and the Subsidiaries stating, among other things, that (a) the representations and warranties contained herein are true, correct and complete in all material respects on and as of the Closing Date and (b) the Company has performed and complied in all material respects with all agreements and conditions contained in the documents required to be performed or complied with by it prior to or at the Closing.

5.4 **All Proceedings to Be Satisfactory.** All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and filings required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other documents and the transactions shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to the Fund. The Fund shall have received all such originals or certified or other copies of such documents as have been reasonably requested by it.

5.5 **Stop Orders.** No stop order or suspension of trading shall have been imposed by the SEC or any governmental authority or self-regulatory organization (hereinafter an "SRO") with respect to public trading of the Company's Common Stock.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

6.1 Company's Conditions to Obligations at the Closing. The obligations of the Company to issue the Common Stock to the Fund pursuant to the terms of the Note and this Agreement shall be unconditional.

6.2 Compliance with Agreements. The Fund shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the other documents and in any other documents contemplated hereby or thereby which are required by the terms hereof or thereof to be performed or complied with by the Fund on or before the Closing Date, including acquisition of the Settlement Shares of Common Stock.

6.3 Representations and Warranties. All of the representations and warranties of the Fund contained herein or in any of the other documents to which it is a party shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties of the Fund that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, both before and after giving effect to the transactions contemplated hereby and by the other documents.

6.4 Exhibits. The Fund shall have executed and delivered all of the Exhibits hereto.

ARTICLE VII

GENERAL RELEASES

7.1 General Release by the Company. Subject to the provisions of Article VIII below, the General Release, as delivered by the ETFM Releasors (as defined below) pursuant to this Agreement and for the benefit of the Auctus Releasees (as defined below), is in the form attached hereto as **Exhibit B**.

7.2 General Release by the Fund. Subject to the provisions of Article VIII below, the General Release, as delivered by the Auctus Releasors (as defined below) pursuant to this Agreement and for the benefit of the ETFM Releasees (as defined below), is in the form attached hereto as **Exhibit C**.

ARTICLE VIII

MISCELLANEOUS

8.1 Filing of Stipulation of Dismissal with Prejudice in Litigation. Within fifteen (15) days after execution of this Settlement Agreement, the Parties will cause a Stipulation of Dismissal with Prejudice, in the form attached hereto as **Exhibit D**, and with all rights of appeal waived, to be filed in the Litigation with the U.S. District Court. As appropriate and necessary and in the absence of a breach of this Agreement, the Parties will cause a Joint Motion to Extend Time, or a

Joint Motion for Administrative Stay, to be filed in the Litigation with the U.S. District Court. The Parties covenant and agree that they will instruct their counsel to cooperate in order to extend and/or stay any litigation deadlines, and to accomplish a full and final dismissal of the Litigation with prejudice.

8.2 **Covenant Not to Sue.** A "covenant not to sue" is a legal term which means that a Party promises not to file a lawsuit or other legal claim against the other Party. The Parties promise not to file a lawsuit, arbitration proceeding, administrative proceeding, or any other legal claim against the other Party's Releasees. It is different from the Waiver and Release of All Claims contained in the Paragraph above. Besides waiving and releasing the claims covered by the Waiver and Release of All Claims, each Party agrees never to sue any of the other Party's Releasees in any court, arbitration proceeding, administrative proceeding or otherwise, for any claim released in this Agreement. Notwithstanding this Covenant Not to Sue, either Party may bring a claim against the other Party to enforce this Agreement, and may bring any other claim that cannot legally be waived.

8.3 **Nondisparagement.** Each Party on its own behalf and on behalf of their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns agrees to refrain from disseminating, uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments or remarks concerning the other Party. Each Party agrees to instruct its officers, staff and administrative personnel to refrain from uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments, or remarks concerning the other Party.

8.4 **Escrow / General Releases / Complaint and Agreement for Judgment.** a) As security for its performance under the provisions of this Agreement, the Fund shall hold, through its designated agent, Philip M. Giordano, Esq. as escrow agent (the "Fund Escrow Agent"), General Releases (as set forth below), and a Complaint and Agreement for Judgment, in the forms attached hereto as **Exhibits E** and **F** (the "Escrowed Documents"). Upon an event of default or breach of this Agreement, the Fund shall be authorized to immediately release the **Exhibits** from escrow and file the Complaint and the Agreement for Judgment in the U.S. District Court for the District of Massachusetts. By this Agreement, the Parties agree that the Fund may serve ETFM by and through its Registered Agent, in the State of California, or, alternatively, the Company hereby designates, Vik Grover (hereinafter "Service Agent"), at 25 North River Lane, Suite 2050, Geneva, Illinois 60134 USA, or at such address as the Service Agent may, from time to time, establish, upon prior written notice to Auctus, as its authorized agent for service of process of the Summons, Complaint, Agreement for Judgment and other such related filings thereto. The Fund Escrow Agent may reasonably rely, in good faith, on such notices or may seek the court's determination of the existence of a breach.

b) As security for its performance of the Company under the provisions of this Agreement, the Fund shall hold, through the Fund Escrow Agent, the General Release, in the form as attached hereto. Upon certification of compliance by the Fund, the Fund Escrow Agent shall be authorized to immediately release the General Releases to each Party. The Escrow Agent may reasonably rely, in good faith, on such notices or may seek the court's determination of the existence of a breach.

c) The Escrow Agent acts hereunder as a depositary only, is not taking title to the Complaint or Agreement for Judgment (hereinafter the "Escrowed Documents"), and is not responsible or liable in any manner whatsoever for any aspect of the management, maintenance or care of the Escrowed Documents. The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent, in good faith, believe to be genuine and what it purports to be. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that he shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall be final and binding on the Parties hereto and shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect. If, at any time, the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Documents, he shall be permitted to withhold action pending a determination by a court of competent jurisdiction as to his obligations. The Escrow Agent may resign at any time for any reason upon written notice given to the Parties of not less than five (5) calendar days prior to its effectiveness. The Parties agree to indemnify and hold harmless the Escrow Agent for any act, taken in good faith. Nothing in this Agreement or in any Settlement Document precludes the Escrow Agent from representing, or continuing to represent, as counsel to Auctus or to ETFM, respectively, and each Party expressly waives, directly and indirectly, any conflict of interest, actual or apparent, by the Escrow Agent acting in his capacity as counsel. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve him in expense unless first indemnified to his reasonable satisfaction.

8.5 Voluntary and Knowing Agreement. Each Party hereby warrants and represents that:

- It is competent, as a matter of law, to enter into this Agreement;
- It has been advised and encouraged in writing by the other Party to consult with an attorney before signing this Agreement;
- It has consulted with an attorney before signing this Agreement;
- It has relied on its own judgment and that of its counsel regarding the consideration for and language of this Agreement;
- The signatories have been authorized, as necessary, to execute this Agreement;
- It understands this document and has obtained answers to questions which it has raised about the document; and,
- No statements made by any other Party have in any way coerced or influenced it to execute this Agreement.

8.6 No Admission of Liability. It is agreed and understood that, by entering into this Agreement, there is no admission of liability or wrongdoing by any Party whatsoever. This Agreement arises solely from the Parties' desire to resolve expeditiously the Purchase Agreement, the Note, and/or the business relationship between and among Auctus and ETFM, on mutually beneficial terms and conditions, and to avoid any disputes or costs related thereto. The existence and execution of this Agreement shall not be considered, and shall not be admissible, in any proceeding as an admission by either Party.

8.7 Termination of the Purchase Agreement, and Satisfaction of the Note. The Parties agree that, upon delivery of the total Consideration of not less than the entire Final Settlement Amount, including delivery of all of the Settlement Shares and the Minimum Settlement Value, as provided herein, each Party agrees and acknowledges that the Purchase Agreement and the Note are, and shall be, thereafter immediately terminated, and shall have no further force and effect. Notwithstanding anything to the contrary contained in this Settlement Agreement, if the Company breaches any of the provisions contained in this Settlement Agreement, then Auctus, in the Fund's sole and exclusive discretion, may take such remedial action, in the litigation or otherwise, or may, in its sole and exclusive discretion, terminate this Settlement Agreement (with the understanding that the Settlement Agreement shall have no further force and effect if terminated).

8.8 Costs and Attorneys' Fees. Each Party understand and agree that each Party will be solely responsible for all expenses incurred by them respectively or on their behalf, including but not limited to their respective attorneys' fees, costs, and disbursements pertaining to any and all matters.

8.9 Governing Law/Forum. This Agreement shall be construed in accordance with the laws, including the law of conflicts, of the State of Nevada, without reference to its conflicts/choice of law rules, and, where applicable, under federal law. Any controversy which may arise between the Parties relating to this Agreement, its enforcement or otherwise shall be only brought in the federal or state courts, sitting solely and exclusively in Boston, Suffolk County, Commonwealth of Massachusetts. The Fund shall have the sole and exclusive right, under this Agreement, to collect costs and/or reasonable attorneys' fees pursuant to this Agreement.

8.10 Entire Agreement. This Agreement constitutes the complete understanding between and among ETFM and Auctus and supersedes all prior agreements and understandings, oral or written, between the Parties hereto, including but not limited to the Purchase Agreement and the Note. No other promises or agreements, either express or implied, shall be binding unless in writing and signed by the Parties after the execution of this Agreement.

8.11 Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. Upon any finding by a court of competent jurisdiction that any of the waivers or releases contained in this Agreement are illegal, invalid or unenforceable, the Parties agree, at the other Party's request, to execute promptly a waiver and release of comparable scope that is legal and enforceable.

8.12 **No Waiver.** The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8.13 **Notices.** Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by overnight delivery carrier of national reputation, sent by facsimile transmission (and immediately after transmission receipt of which has been confirmed by telephone by the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by overnight delivery, or sent by facsimile (and immediately after receipt of which has been confirmed by telephone by the sender) or, if mailed, when confirmation of receipt has been received, as follows:

(i) If to Auctus to:

Auctus Fund, LLC
545 Boylston Street, 2nd Floor
Boston, Massachusetts 02116 USA
Attn: Louis Posner, Managing Director
Email: lou@auctusfundllc.com

With copies to:

Philip M. Giordano, Esq.
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774 USA
Telephone: 617-723-7755
Facsimile: 617-723-7756
Email: pgiordano@reedgiordano.com

(ii) If to the Company:

2050 Motors, Inc.
Attn: Vik Grover, Chief Executive Officer
25 North River Lane, Suite 2050
Geneva, Illinois 60134 USA
Email: vik@2050motors.com

With copies to:

[Name and Address]

Any Party may, by notice given in accordance with this paragraph to the other Party, designate another address or person for receipt of notices hereunder.

8.14 Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which together shall constitute one Agreement.

8.15 Amendment. This Agreement may not be amended orally, but may only be amended by a written instrument signed by both Parties.

[REMAINDER OF THIS PAGE INTENTIONAL LEFT BLANK]

THE FUND AND THE COMPANY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND ARE VOLUNTARILY ENTERING INTO IT.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under as a sealed instrument, effective as of November 25, 2019.

AUCTUS FUND, LLC		**2050 MOTORS, INC.**
By:__________________ [Name and Title]		By: Vikram Grover, CEO [Name and Title]
Dated:________________		Date: 11-25-2019

SCHEDULE 3.9

Vik Grover is President, Secretary, Treasurer and Director.

SCHEDULE 3.11

The Company has 3,000,000 Series A Preferred Shares outstanding, which have conversion rights at a ratio of 1:1 into common shares, and upon weighted voting rights on a ratio of 1:50.

The Company also has 525,000 Series B Preferred Shares outstanding, which have conversion rights at a ratio of 1:1000 into common shares, and upon weighted voting rights on a ratio of 1:1000.

Additionally, the Company has 1,000,000 Series C Preferred Shares outstanding, which have conversion rights at a ratio of 1:1 into common shares, and upon weighted voting rights on a ratio of 1:10,000.

The Company has 30,000,000 warrants outstanding, at an exercise price of $0.001 / share, which are currently held and owned by Company advisors.

The Company also reserves the right to issue not more than 100,000,000 warrants to the President of the Company, Vik Grover, on or before December 31, 2020 and in accordance with the terms and conditions of his engagement with the Company.

SCHEDULE 3.13

Although certain California state tax returns were timely filed, previous executives of the Company did not file federal tax returns.

During 2020, the Company anticipates filing its outstanding past due federal and/or California state tax returns, but does not anticipate that there will be any taxes due for the Company for these outstanding tax years.

EXHIBIT "A"

[2050 MOTORS, INC.]

November 25, 2019

Signature Stock Transfer, Inc.
Office in the Park
14673 Midway Road - Suite 220
Addison, Texas 75001

Re: Irrevocable Letter of Instruction

Ladies and Gentlemen:

Please be informed that 2050 Motors, Inc., a California corporation (the "Company") and Auctus Fund, LLC (the "Investor"), have entered into a Settlement Agreement, dated as of November 25, 2019 (the "Agreement") providing for the delivery of shares of common stock (the "Common Stock") of the Company has issued certain convertible promissory note in the collective principal amount of $78,750.00, as executed on January 6, 2017 (the "Note "), to Auctus Fund, LLC (the "Investor").

A copy of the Settlement Agreement is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as transfer agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock of the Company (initially, One Billion – Five Hundred Million (1,500,000,000) Shares) for the delivery and issuance of Shares in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Investor, without any further action of the Company. The Investor shall have the right, without any further confirmation or action from the Company, to periodically request the number of issued and outstanding shares of the Company. The shares to be issued are to be registered in the names of the registered holder of the securities.

The ability to accept the delivery and resale of Shares in accordance with the terms of the Settlement Agreement in a timely manner is a material obligation of the Company under the Settlement Agreement. Time is of the essence. Your firm is hereby irrevocably authorized and instructed to issue shares of common stock of the Company (without any restrictive legend providing the shares of Common Stock are held and maintained in accordance with the leak-out provisions in the Agreement) to the Investor without any further action or confirmation by the Company (from reserve), but in the event there are insufficient reserve shares of Common Stock to accommodate a delivery of Shares as set forth in the Settlement Agreement, you and the Company agree that a delivery of Shares must be completed using authorized, but unissued shares of Common Stock that the Company has in its treasury: (A) upon your receipt from the Investor of: (i) a request for Delivery and Issuance of Shares (the "Notice"), as executed by the Investor; and (ii) an opinion

of counsel of the Investor, in form substance and scope customary for opinions of counsel in comparable transactions (and as reasonably satisfactory to the Transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Notice are not "restricted securities," as defined by Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued, pursuant to the Notice, is less than 4.99% of the total issued Common Stock of the Company. The Investor and the Company understands that Signature Stock Transfer, Inc. (the "Transfer Agent") shall be required to perform any issuances or transfers of shares pursuant to this letter unless the respective issuance or transfer of shares is prohibited by a valid court order. If the Company informs you that there is a court order prohibiting such issuances, then the Company must provide you with a certified copy of such court order prior to the issuance deadline for the respective delivery and issuance.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Notices received from the Investor. Your firm will not delay in processing any Notices owing to the fact that the Company is, or may be, in arrears of its payment of its fees and other monies owed to your firm, the Investor agrees to pay the cost of processing the Notice a sum not to exceed $150.00 (including any related cancellation and DWAC fees) for each such transaction.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that your company resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within no more than five (5) business days. The Company shall not terminate the Transfer Agent as the Company's transfer agent without a signed consent from the Investor.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made with the prior written consent of the Investor.

Very truly yours,

2050 MOTORS, INC.

By:______________________________
Name: Vik Grover
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SIGNATURE STOCK TRANSFER, INC.

By:______________________________
Name: Jason Bogutski
Title: President, and/or Authorized Agent

AUCTUS FUND, LLC

By:______________________________
Name: Louis Posner
Title: Managing Director

EXHIBIT "B"

General Release of All Claims by the Company.

a) 2050 Motors, Inc., on its own behalf and on behalf of its respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "ETFM Releasors"), hereby release Auctus Fund, LLC, Auctus Private Equity Fund, LLC, Auctus Fund Management, LLC, Alfred Sollami, and Louis Posner, and their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "Auctus Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreement, the Note and/or business relationship between and among the Fund and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that is known or unknown to the ETFM Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other claims arising from intentional or negligent misconduct; and any and all other claims arising under Chapters 93A, or other Chapters of the Massachusetts General Laws, all as amended, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreement, the Note and/or the business relationship, the performance under the Purchase Agreement, the Note and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the ETFM Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreement, the Note and/or the business relationship between the Fund and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the ETFM Releasors sign this Agreement. This waiver and release does not include the Company's rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b) The ETFM Releasors further waive any and all rights or benefits that the ETFM Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The ETFM Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against Auctus which they know about, but also those claims about which they do not know. The ETFM Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreement, the Note, and/or the Company's business relationship with the Fund, through and including the last day of the Effective Date.

THE ETFM RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY AUCTUS RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENT, THE NOTE AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG ETFM AND AUCTUS THROUGH THE EFFECTIVE DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

c) The ETFM Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The ETFM Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The ETFM Releasors, as may be applicable, acknowledge that the Fund has offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under as a sealed instrument, effective as of November 25, 2019.

AUCTUS FUND, LLC		**2050 MOTORS, INC.**
By:____________________ [Name and Title]		By: Vikram Grover, CEO [Name and Title]
Dated:____________________		Date: 11-25-2019

EXHIBIT "C"

General Release of All Claims by the Fund.

a) Auctus Fund, LLC, on its own behalf and on behalf of its predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "Auctus Releasors"), hereby release 2050 Motors, Inc., and their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "ETFM Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreement, the Note and/or business relationship between and among the Fund and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that is known or unknown to the Auctus Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other claims arising from intentional or negligent misconduct; and any and all other claims arising under Chapters 93A, or other Chapters of the Massachusetts General Laws, all as amended, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreement, the Note and/or the business relationship, the performance under the Purchase Agreement, the Note and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the Auctus Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreement, the Note and/or the business relationship between the Fund and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the Auctus Releasors sign this Agreement. This waiver and release does not include the Fund's rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b) The Auctus Releasors further waive any and all rights or benefits that the Auctus Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The Auctus Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against ETFM which they know about, but also those claims about which they do not know. The Auctus Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreement, the Note, and/or the Fund's business relationship with the Company, through and including the last day of the Effective Date.

THE AUCTUS RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY ETFM RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENT, THE NOTE AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG AUCTUS, ETFM THROUGH THE EFFECTIVE DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

c) The Auctus Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The Auctus Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The Auctus Releasors, as may be applicable, acknowledge that the Fund has offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under as a sealed instrument, effective as of November 25, 2019.

AUCTUS FUND, LLC		**2050 MOTORS, INC.**
By:__________________ [Name and Title]		By: Vikram Grover CEO [Name and Title]
Dated:________________		Date: 11-25-2019

EXHIBIT "D"

UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	
v.	:	**Civil Action No. 1:18-CV-12168-RGS**
2050 MOTORS, INC.,	:	
Defendant.	:	

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the Plaintiff, Auctus Fund, LLC (hereinafter the "Plaintiff") and the Defendant, 2050 Motors, Inc.(hereinafter the "Defendant," and, with the Plaintiff, the "Parties" and each a "Party") hereby stipulate and agree to the dismissal of all claims, counterclaims, crossclaims or otherwise, that were brought, or could have been brought, against and between Plaintiff and Defendant in the above-captioned action. All rights of appeal are hereby waived and each Party shall bear its own costs and attorneys' fees.

Respectfully submitted,
PLAINTIFF, Auctus Fund, LLC,

By its Attorneys,

____

Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ___________ __, 2019

CERTIFICATE OF SERVICE

I, Philip M. Giordano, do hereby certify that on the __th day of ________, 2019, I caused to be served a true and correct copy of the Stipulation of Dismissal, as filed by and through the District Court's electronic filing/ECF system and that such true copy is available for downloading and viewing by all counsel of record.

Dated: _____________ __, 2019

____
Philip M. Giordano

EXHIBIT "E"

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	**Civil Action No.** ________
v.	:	
2050 MOTORS, INC.,	:	
Defendant.	:	

COMPLAINT AND DEMAND FOR JURY TRIAL

I. INTRODUCTION

1. The Plaintiff, Auctus Fund, LLC, (hereinafter "Auctus" or the "Fund"), respectfully submits its Complaint and Demand for Jury Trial (hereinafter the "Complaint") against the Defendant, 2050 Motors, Inc. (hereinafter the "Company" or "ETFM"), in the above-captioned action. The Plaintiff's allegations, as set out herein, are asserted for damages arising from, and resulting from the Defendant's violations of the following:

   a) breach of contract.

2. The Plaintiff further alleges that, as a result and as caused by the Defendant's breaches of contract, Auctus has suffered lost revenue, lost profits and prospective business, together with its injuries and damages.

3. The Plaintiff respectfully requests that its causes of action against the Defendant proceed to a trial by jury, that judgment be entered against the Defendant and that Auctus be awarded its compensatory damages and losses, costs, interest, plus multiple and/or punitive

damages, attorneys' fees, equitable and declaratory relief, and any such other relief as this Honorable Court deems just and appropriate.

II. PARTIES

4. The Plaintiff, Auctus Fund, LLC, is a Delaware limited liability company with its address at 545 Boylston Street, 2nd Floor, Boston, Massachusetts 02116 USA

5. Upon information and belief, the Defendant, 2050 Motors, Inc., is a California corporation, located at 25 North River Lane, Suite 2050, Geneva, Illinois 60134 USA. The Company's common stock trades on the OTC Pink Markets under the name and ticker symbol, "ETFM." The Defendant ETFM's transfer agent is Signature Stock Transfer, Inc. (hereinafter "Action" or the "Transfer Agent"), located at 14673 Midway Road, Suite 220, Addison, TX 75001.

III. JURISDICTION AND VENUE

6. The Plaintiff asserts that this Honorable Court has jurisdiction over this action under 28 U.S.C. § 1332 because the Parties are of complete diversity and the amount in controversy exceeds $75,000.00.

7. The Plaintiff further contends that, pursuant to 28 U.S.C. § 1391(b), venue is proper in the District of Massachusetts in that, pursuant to the Transaction Documents (defined below), the Parties agreed that any and all disputes between and/or among them shall be brought, *inter alia*, in the federal court in the District of Massachusetts. Additionally, this Court is such District where the Plaintiff is headquartered and has its principal place of business, and is where the violative conduct described herein is alleged to have occurred.

8. This Court has personal jurisdiction, generally and specifically, over the Defendant by express terms of the Transaction Documents, and as arising from its extensive business contacts,

generally over time and specifically in their business dealings with the Plaintiff, within the Commonwealth of Massachusetts.

IV. FACTUAL BACKGROUND

9. On or about November 25, 2019, the Plaintiff and the Defendant executed a Settlement Agreement, with **Exhibits** thereto (hereinafter the "Agreement\"), in the forms attached, restated and incorporated by reference hereto as **Exhibit 1**.

10. The Parties executed the Agreement in order to settle and resolve a pending litigation in this Honorable Court, styled as *Auctus Fund, LLC v. 2050 Motors, Inc.*, Dkt. No. 1:19-CV-12168-RGS (D. Mass.)(Stearns, J.)(hereinafter the "Litigation").

11. Pursuant to the Agreement, *inter alia*, the Defendant, 2050 Motors, Inc., agreed to the delivery of One Billion – Five Hundred Million (1,500,000,000) publicly tradeable shares of the Defendant's common stock to the Plaintiff, for a Minimum Settlement Value of Sixty Thousand – Five Hundred – Twenty – Two and 32/100 ($60,522.32) Dollars (U.S.), and to authorize the delivery of the Settlement Shares of the Company's common stock for the outstanding obligations of ETFM, in accordance with the terms of the Agreement, a certain Securities Purchase Agreement (the "SPA" or the "Purchase Agreement") and a certain Convertible Promissory Note (the "Note," collectively, *inter alia*, with the Purchase Agreements, as the "Transaction Documents"), in the forms attached, restated and incorporated by reference hereto as **Exhibits 2** and **3**.

12. As a material part of the Agreement, the Defendant agreed that an Agreement for Judgment with the terms detailed therein, to be held in escrow, pending the authorization, reservation, issuance, delivery and liquidation of the Settlement Shares during the term of certain leak-out provisions. By the Agreement for Judgment and as provided in the Transaction Documents, the Defendant further agreed that irreparable harm would occur by the failure to deliver the

Settlement Shares and that until paid, the damages set forth therein shall continue to accrue the default interest rate of Twenty-Four and 00/100 (24.00%) percent per year.

13. The Defendant has breached the Agreements and the Transaction Documents, and is liable to the Plaintiff for the Settlement Shares, less Shares delivered, for the Minimum Settlement Value, and with the default interest accruing at the rate of Twenty-Four and 00/100 (24.00%) percent per year.

14. By the Defendant's breach of the Agreements and the Transaction Documents, the Plaintiff has suffered irreparable harm and damages, with the default interest accruing at the rate of Twenty-Four and 00/100 (24.00%) percent per year.

V. VIOLATIONS OF LAW

COUNT I – BREACH OF CONTRACT

15. The Plaintiff reasserts Paragraphs 1 through 14 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

16. On or about November 25, 2019, the Plaintiff and the Defendant executed a Settlement Agreement and a Leak-Out Agreement, as settlement of the Defendant's obligations in the Transaction Documents and as a resolution of the Prior Litigation, styled as *Auctus Fund, LLC v. 2050 Motors, Inc.*, Dkt. No. 1:18-CV-12168-RGS (D. Mass.)(Stearns, J.).

17. The Plaintiff performed its obligations under the Agreement and the Transaction Documents, and in good faith.

18. The Defendant, by its conduct described herein, has breached the Agreement and the Transaction Documents, breaching its contract with the Plaintiff.

19. As a direct and proximate cause of the Defendant's breaches of its contract, the Plaintiff has suffered irreparable harm by the failure to deliver and issue the Settlement Shares of

the Defendant's publicly tradeable common stock, for the Minimum Settlement Value, and with the default interest accruing at the rate of Twenty-Four and 00/100 (24.00%) percent per year, to its detriment.

VI. <u>REQUESTS FOR RELIEF</u>

WHEREFORE, the Plaintiff, Auctus Fund, LLC, respectfully requests that this Honorable Court grant it the following relief:

a) Determine that the Defendant, 2050 Motors, Inc., is liable under Count I, for Breach of Contract, and for all damages, losses, and costs, as alleged herein;

b) Determine and award the Plaintiff, Auctus Fund, LLC, the Settlement Shares of publicly tradeable shares of the Defendant common stock, and damages of the Minimum Settlement Value of Sixty Thousand – Five Hundred – Twenty – Two and 32/100 ($60,522.32) Dollars (U.S.), and with the default interest accruing at the rate of Twenty-Four and 00/100 (24.00%) percent per year, as set forth herein;

c) Order and enter a permanent injunction for equitable relief and specific performance shall issue, compelling the Defendant, 2050 Motors, Inc., to deliver, and to cause, permit, cooperate and facilitate the delivery of publicly tradeable shares of ETFM common stock to Auctus; and that the delivery of the ETFM Settlement Shares which are subject to the permanent injunction for equitable relief and specific performance; and that the Plaintiff shall provide actual notice, by personal service or otherwise, of this Order upon the Defendant's transfer agent, Signature Stock Transfer, Inc., as an agent of and as a person "in active concert" with the Defendant, and that Signature Stock Transfer, Inc., or its successor(s), upon actual notice by personal service or otherwise, shall, , deliver, and cause,

permit, cooperate and facilitate the delivery of the Defendant's publicly tradeable shares of ETFM common stock to Auctus; and

d) Render a judgment on behalf of the Plaintiff, Auctus Fund, LLC, on all Counts of the Complaint, and issue findings of fact and rulings of law, as necessary and appropriate, that the Defendant, 2050 Motors, Inc., is liable, in all respects;

e) Order, decide, adjudge, and determine that the liability of the Defendant, 2050 Motors, Inc. is for all losses, injuries, and damages, special, consequential, general, and/or otherwise, and for all interest and costs, as alleged herein;

f) Award the Plaintiff, Auctus Fund, LLC, its costs, including, but not limited to, filing fees, costs, expenses and interest, for being required to prosecute this action;

g) Award the Plaintiff, Auctus Fund, LLC, its actual attorneys' fees, for being required to prosecute this action;

h) Enter judgment on behalf of the Plaintiff, Auctus Fund, LLC, on the Complaint;

i) Order declaratory relief, as appropriate and as this Honorable Court deems necessary; and/or

j) Any additional relief, which this Honorable Court deems just and proper.

THE PLAINTIFF, AUCTUS FUND LLC,
<u>DEMANDS A TRIAL BY JURY ON ALL COUNTS SO TRIABLE</u>

Respectfully Submitted,
PLAINTIFF, Auctus Fund LLC,

By its Attorneys,

____

Philip M. Giordano, Esq. (BBO No. 193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: _______ __, 2019

EXHIBIT "1"

EXECUTED
SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASE

EXHIBIT "2"

EXECUTED
SECURITIES PURCHASE AGREEMENT

EXHIBIT "3"

<u>EXECUTED</u>
<u>CONVERTIBLE PROMISSORY NOTE</u>

<u>EXHIBIT "4"</u>

EXECUTED
AGREEMENT FOR JUDGMENT

<u>EXHIBIT "F"</u>

EXECUTION VERSION

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	**Civil Action No. __________**
v.	:	
2050 MOTORS, INC.,	:	
Defendant.	:	

AGREEMENT FOR JUDGMENT

WHEREFORE, the Plaintiff, Auctus Fund, LLC, and the Defendant, 2050 Motors, Inc., hereby stipulate and agree as follows:

A) Judgment shall enter on the Complaint, as filed by the Plaintiff, Auctus Fund, LLC, in the above-captioned matter;

B) the Defendant, 2050 Motors, Inc., is hereby liable under Count I, for Breach of Contract, and for all damages, losses, interest and costs, as alleged in the Complaint;

C) the Plaintiff, Auctus Fund, LLC, is hereby awarded its damages as follows: 1) One Billion – Five Hundred Million (1,500,000,000) shares of the publicly tradeable common stock (the "Settlement Shares") of the Defendant, 2050 Motors, Inc., **less** the total number of Settlement Shares as having been delivered to the Plaintiff after November 25, 2019 and to the date hereof pursuant to the Settlement Agreement, for damages not less than Sixty Thousand – Five Hundred – Twenty – Two and 32/100 ($60,522.32) Dollars (U.S.), and together with the default interest accruing at the rate of Twenty-Four and 00/100 (24.00%) percent per year since November 25, 2019, and as alleged in the Complaint;

D) that a Permanent Injunction for equitable relief and specific performance shall issue, compelling the Defendant, 2050 Motors, Inc. to deliver, and to cause, permit, cooperate and facilitate the delivery of the Defendant's publicly tradeable shares of ETFM common stock to the Plaintiff; and

E) that the Plaintiff shall provide actual notice, by personal service or otherwise, of this Order upon the Defendant's transfer agent, Signature Stock Transfer, Inc., as an agent of and as a person "in active concert" with the Defendant, and that Signature Stock Transfer, Inc., or its successor(s), upon actual notice by personal service or otherwise, shall, upon receipt of the Defendant's Settlement Shares by the Fund,, and to deliver, and cause, permit, cooperate and facilitate the delivery of the Defendant's publicly tradeable shares of ETFM common stock to the Plaintiff; and

F) that the Plaintiff, Auctus Fund, LLC, is hereby awarded its costs, including, but not limited to, filing fees, costs, expenses and interest, as hereinafter demonstrated by its filings with this Court, for being required to prosecute this action;

G) that the Plaintiff, Auctus Fund, LLC, is hereby awarded its attorneys' fees, as hereinafter demonstrated by its filings with this Court, for being required to prosecute this action;

I) that the Plaintiff, Auctus Fund, LLC, is hereby awarded equitable, injunctive, declaratory and/or such other relief, as hereinafter demonstrated by its filings with this Court, as appropriate and as the Court deems necessary and proper; and/or

J) Any additional relief which this Honorable Court deems just and proper.

Respectfully submitted,
PLAINTIFF, Auctus Fund, LLC,

By its Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: _______ ___, 2019

Respectfully submitted,
DEFENDANT, 2050 Motors, Inc.

/s/ Vik Grover
Vik Grover
2050 Motors, Inc.
25 North River Lane, Suite 2050
Geneva, Illinois 60134 USA
Telephone: (516) 455.1500
Email: vik@2050motors.com

Dated: November 25, 2019